FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2014 (June 10, 2014)

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact name of registrant as specified in its charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)
(State of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 10, 2014, the Company held its Annual Meeting of Stockholders, at which the stockholders:

1.            Elected the following nominees to serve as directors until the 2015 annual meeting or until their successors are elected and qualified: David W. Brady, Keith R. Guericke, Irving F. Lyons, III, George M. Marcus, Gary P. Martin, Issie N. Rabinovitch, Thomas E. Randlett, Thomas E. Robinson, Michael J. Schall, Byron A. Scordelis, Janice L. Sears, Thomas P. Sullivan, and Claude J. Zinngrabe, Jr.

2.            Ratified the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014.

3.            Cast an advisory vote approving the Company's executive compensation disclosed in the proxy statement.

As of the record date of April 3, 2014, for the Annual Meeting of Stockholders, there were 62,201,054 shares outstanding and entitled to vote.

(i)	The results of the voting for the directors were as follows:

	Affirmative	Withheld
David W. Brady	50,090,941	534,663
Keith R. Guericke	50,110,853	514,751
Irving F. Lyons, III	50,360,157	265,447
George M. Marcus	49,939,302	686,302
George P. Martin	47,408,296	3,217,308
Issie N. Rabinovitch	48,379,605	2,245,999
Thomas E. Randlett	50,062,477	563,127
Thomas E. Robinson	50,362,744	262,860
Michael J. Schall	50,295,567	330,037
Byron A. Scordelis	50,248,570	377,034
Janice L. Sears	50,162,529	463,075
Thomas P. Sullivan	50,362,959	262,645
Claude J. Zinngrabe, Jr.	50,292,828	332,776

There were 5,449,032 broker non-votes with respect to the election of the Company’s directors.

(ii)	The results of the voting for the ratification of KPMG, LLP as the Company’s registered public accounting firm for 2014 were as follows:

For	Against	Abstentions	Broker Non-Votes
55,780,655	186,370	107,611	0

(iii)	The results of the advisory vote to approve executive compensation were as follows:

For	Against	Abstentions	Broker Non-Votes
50,296,462	194,762	134,380	5,449,032

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2014

ESSEX PROPERTY TRUST, INC.

/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President &
Chief Financial Officer

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.,
it's General Partner

/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President &
Chief Financial Officer